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                                                                   Exhibit 10.13

                               JOINT VENTURE AGREEMENT

BETWEEN:  IT Staffing Ltd
          55 University Avenue, Suite 505
          Toronto, ON  M5J 2H7
          (hereinafter referred to as "Partner A")

AND:      Great Lakes Research and Development Ltd.
          2000 Argentia Rd., Plaza III, Suite 301
          Mississauga, ON    L5N 1V9
          (hereinafter referred to as "Partner B")
          (Partner A and Partner B hereinafter collectively referred to as the "Parties" or the "Partners")
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PREAMBLE

WHEREAS the Parties wish to collaborate together in a reciprocal exclusive manner in the establishment of a joint venture for the purposes hereinafter described;

WHEREAS, consequently, the Parties wish to establish a joint venture and set the terms and conditions to which they shall be subject to;

WHEREAS the Parties wish to confirm their agreement in writing;

WHEREAS the Parties are duly authorized and have the capacity to enter into and execute this Agreement;

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.00   PREAMBLE

       The preamble is an integral part of this Agreement.

2.00   SCOPE

       2.01 ESTABLISHMENT OF THE JOINT VENTURE: The Parties hereby jointly establish a joint venture (hereinafter referred to as the "Joint Venture").

       2.02 PURPOSE OF THE JOINT VENTURE: The purpose of the Joint Venture is to build several applications software products, starting with Workbench and Apptracker, geared to the corporate HR areas.

       2.03 NAME OF THE JOINT VENTURE: The name of the Joint Venture shall be ITS/GLRD

       2.04 HEAD OFFICE: The head office of the Joint Venture shall be located at 55 University Ave., Suite 505, Toronto, Ontario.

3.00   OPERATION AND MANAGEMENT

       3.01 MANAGEMENT: The Joint Venture shall be managed by Helge Knudson CEO GLRD and Declan French, CEO ITS who will constitute a management board ("Board")and shall take all decisions and appropriate measures in order to achieve the Joint Venture's purposes and to harmoniously and efficiently fulfill its obligations to both companies. More specifically but without restricting the aforesaid, the Board shall:

       a) have control and supervision over the Joint Venture administrative and financial management;

       b) prepare the operating budget and submit it to the boards of the respective companies.

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       c)      open one or  several bank accounts with a certified financial institution and deposit all sums of money and bills of exchange in connection with the Joint Venture or the Project;

       d)      authorize all Project's necessary expenses;

       e) plan, have control and supervision over the Project realization and time schedule;

       f)      coordinate and control all stages of the Project;

       g) appoint any authorized person to bind the Joint Venture on a financial basis;

       h) have the bookkeeping made and the Joint Venture's financial statement prepared by an independent accounting firm, in accordance with generally accepted accounting principles;

       i) subscribe to any appropriate and sufficient insurance policy in connection with the Project;

       j) settle, in a rapid and efficient manner, any dispute arising during the Project realization;

       k) retain the services of a legal advisor to act for and on behalf of the Joint Venture, depending on the situation and the needs;

       3.04 MEETINGS: Periodically and as often as required, the Board shall hold meetings at any place it determines, following at least a five days written prior notice sent to each member

       3.05    DECISIONS:  All decisions of the Board shall be unanimously made.

       3.06 MINUTES: Minutes shall be taken for each meeting of the Board, be signed by the President or the Secretary and inserted in a special register kept at the Joint Venture's head office. Should a meeting be held by any telecommunication mean, decisions made at this meeting shall be confirmed by the Board members by sending a duly signed written notice by telecopier.

       3.07 COSTS All costs, including development and marketing will be shared equally by ITS and GLRD and where one partner has not contributed equally then the difference is charged to the Project on a first priority basis; this means that the partner who has contributed the most will get to take out the difference before there is a splitting of profits. The Joint Venture shall be liable for any decision or measure taken by the Board in accordance with the provisions of this Agreement. Partners shall be jointly liable for all decisions and measures taken by the Board.

       3.08 BANK TRANSACTIONS: The banking transactions of the Joint Venture shall be authorized by at least one Board member and all cheques and bills of exchange (cheques, drafts, etc.) issued by the Joint Venture shall be signed by a member appointed by each Partner.


4.00   SPECIAL PROVISIONS

       4.01    CONTRIBUTIONS OF THE PARTNERS:

       a) INITIAL CONTRIBUTION: The initial contribution of the Partners shall be:

               Partner A:     GLRD is responsible for the establishment of a
               team of programmers to design and implement Workbench and Apptracker.

               Partner B:     ITS is responsible for contributing the macro
               design, marketing and all recruitment needs of GLRD.

       b) SUBSEQUENT CONTRIBUTIONS: Future contributions of the Partners, required in the interest of the Joint Venture, shall upon decision by the Board be in proportion to each Partner's share in the Joint Venture.


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4.02   PARTNERS' PARTICIPATION:  The Partners' shares in the Joint Venture shall be as follows:

               Partner A:     Fifty per cent (50%)
               Partner B:     Fifty per cent (50%)

       4.03 SHARING THE PROFITS: The Partners shall share the profits of the Joint Venture in proportion to the above stated percentages.

       4.04 SHARING THE ASSETS: When liquidating the Joint Venture, the Partners shall share the assets in proportion to the above stated percentages.

       4.05 SHARING THE LOSSES: The Partners shall share the losses of the Joint Venture in proportion to the above stated percentages.

       4.06 WORKING CAPITAL ACCOUNT: Upon the Board request and in proportion to the above stated percentages, each Partner shall, from time to time, contribute to the Joint Venture working capital account.

       4.07 SURETYSHIP: Each Partner shall provide sums of money or guarantees requested by any surety company as to any suretyship in connection with the Project realization (tender bond, performance bond, workmanship bond, etc.) in proportion to his share in the Joint Venture. Each Partner shall also fill in and sign any form requested by such company.

       4.08 BOOKS: All books of the Joint Venture, including the accounting books, shall be continuously updated. The Partners and the accountants appointed by them may have access to these books at all times during the business hours of the Joint Venture, for examination or copying. These books shall be kept at the head office of the Joint Venture.

       4.09 FISCAL YEAR: The fiscal year of the Joint Venture shall end on December 31st of each year or on any other date as determined by the Board.

       4.10 USE OF JOINT VENTURE'S NAME: Partners shall not use or take advantage of the Joint Venture's name unless they act on its behalf.

       4.11 COSTS AND EXPENSES: The Joint Venture shall not reimburse Partners for costs or expenses they have incurred on its behalf in the tendering process or when negotiating and concluding the contract with the Client. Moreover, the Joint Venture shall not pay any costs or expenses to Partners or members of the Board for their presence to the meetings. However, expenses first approved by the Board shall be paid on presentation of supporting documents.

       4.12 COMPLIANCE WITH THE LAW: Each Partner shall comply with and enforce any law or by-law in connection to services, work and materials he shall provide or supply in relation to his share of the Project attributed to him.

       4.13 PERMITS AND LICENSES: Each Partner shall apply for, at his expense, or shall hold and keep in force any necessary license, permit or authorization to perform the share of the Project attributed to him.

       4.14 TAXES: Each Partner shall pay to appropriate authorities any tax, duty, charge, withholding, or other mandatory contribution imposed by any law, by-law or order in connection with his interest in this Agreement or the share of the Project attributed to him.

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       4.15    JOINT LIABILITY:  Notwithstanding any jointly and solidarily obligation of the Partners towards a third person as partners in the Joint Venture, they shall be liable among them to fulfill such obligation and ensuing payment only in proportion to the share they hold in the Joint Venture.

       4.18 RESTRICTIONS ON THE TRANSFER OF SHARES: The Partners shall not sell, transfer, assign, secure by mortgage, engage, pledge, alienate, dispose of or affect in any manner whatsoever, their share in the Joint Venture, as well as any loans granted to the Joint Venture, without the written consent of the other Partner.

       4.19 NON-COMPETITION: Each Partner may, for his own behalf or on behalf of a third party, continue to perform his regular activities and even compete against the other Partner. These activities and competition shall absolutely not involve the Client, either directly or indirectly, or be exercised against the object of this Agreement.

       4.20 NON-SOLICITING: For whatsoever reason and throughout the whole term of this Agreement and for two (2) years following its termination, Partners shall not employ or retain the services of the other Partner's employees (or becoming former-employees).

       4.21 COLLABORATION: Partners shall collaborate in the Joint Venture and bring mutual support (including their cooperation at the technical, commercial and industrial levels) and as to all required resources in order to harmoniously and efficiently perform the Project

       4.22 ABSENCE OF COMMITMENT: At the signing of this Agreement and throughout the realization of the Project, Partners are not and shall not commit themselves in other activities which can prevent them to fully collaborate or bring the above-mentioned resources, to perform their share of the Project or to fulfill their obligations under this Agreement.

       4.23    SERVICES AND WORK:   The Joint Venture shall render, for the
       Client, all services as well as it shall perform all works. However, each Partner shall provide his share of human resources, facilities and other necessary resources for the Project.

       4.24 BILLING: Each Partner shall bill the Joint Venture, monthly or at request of the Board, for rendered services, performed work and supplied materials, in the proportion previously established by the Board, in connection with the Project. However, the ratio obtained by dividing the said value established by the Board by the value of the services rendered, work performed and materials supplied by the Joint Venture for the benefit of the Client during the same period of time shall not, in any way, exceed the Partners' participation percentage in the Project.

       4.25 DEFECT AND POOR WORKMANSHIP: Each Partner shall be liable towards the Joint Venture and towards the Client for any poor workmanship, defect and other problem which may occur from time to time following the rendering of services, the performance of work and the supply of materials.

       4.26 PARTNERS' PROPERTY: Each Partner remains the owner of his contributing property in the Joint Venture.

       4.27 JOINT VENTURE'S PROPERTY: Any property acquired by the Joint Venture for the Project (equipment, tools, furniture, machinery, rolling stock, etc.) shall belong to the Joint Venture. At the time of its liquidation, the said property shall be distributed among the Partners as per their respective share.

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       4.28    USE OF JOINT VENTURE PROPERTY:  Each Partner may use the property of the Joint Venture, provided he shall use it in the interest of the Joint Venture and according to its destination, and in such a way as not to prevent the other Partner from using it as he is entitled to.

       4.29 SUBSIDIARY: Partners, as well as their subsidiaries which may be involved in the Project, are bound by this Agreement.

       4.30 ASSOCIATION WITH A THIRD PARTY: Subject to any of the provisions contained herein, a Partner shall not associate himself with a third party for the purposes of sharing his share in the Joint Venture, nor allowing a third party to enter into the Joint Venture without the written consent of the other Partner.

       4.31 MAINTAINING OF COMMON PROPERTY: A Partner may compel the other Partner to incur any expenses necessary for the preservation of the common property, but shall not proceed with any modifications as to the state of such property without the written consent of the other Partner, regardless of how advantageous such changes may be.

       4.33 ABSENCE OF MANDATE: A Partner cannot or shall not act as the other Partner's mandatory, nor to contract or fulfill an obligation on his behalf without the latter's prior written consent.

       4.33 INDEPENDENT PARTIES: This Agreement binds Partners only to the performance of the Project. Consequently, the provisions contained herein shall not be interpreted, in any way, as to establish some general partnership between the Parties or as to restrict the Partners to operate their respective businesses.

       4.34 LOSS OF STATUS AS PARTNER: A Partner shall lose his status as Partner in any of the following circumstances:

       a)      his dissolution or voluntary or forced bankruptcy;

       b) he seeks the protection of the BANKRUPTCY AND INSOLVENCY ACT or any other similar law;

       c) by his own will or if a judgment orders the seizure of his property;

       d) if he fails to comply with any provision contained herein and fails to remedy the said default within 30 days following the receipt of the other Partner's formal notice of default.

       In any one of the above-mentioned cases, this Agreement shall terminate and the following terms and conditions shall then apply:

       1) The other Partner shall liquidate the Joint Venture and may then continue and complete the Project to his own benefit.

       2) The former Partner or his legal representatives, as the case may be, shall be deprived of any right previously held by the former Partner in this Agreement, in the Joint Venture, in its assets and in any surplus made after the loss of status as Partner.

       3) Once the Project has been completed and final payment has been received from the Client, the other Partner shall render account and remit to the former Partner or his legal representatives, as the case may be, the sum of money equivalent to sums due to the former Partner at the time he lost his status of Partner, less his proportional share of expenses and obligations existing at that precise time. If his share of such expenses and obligations exceeds the sums due, the former Partner shall immediately pay the other Partner the sums in excess.

       4) Despite the loss of his status of Partner, the former Partner remains liable, in proportion to his share, for any deficit of the Joint Venture until the Project has been completed.

5.00   DISSOLUTION AND LIQUIDATION OF THE JOINT VENTURE

       When dissolving the Joint Venture, the Board:

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       a)      shall act as liquidator;

       b) shall take the seizure of the Joint Venture's property and act as an administrator of others' property entrusted with full power to administrate;

       c) is entitled to require from the Partners any document and any explanation concerning the rights and obligations of the Joint Venture;

       d) shall repay the debts and then, reimburse the capital contribution;

       e) if applicable, shall proceed to the partition of the assets among Partners in proportion to their respective shares, and;

       f) shall remit to the Partners a final rendering of account, prepared by an independent accounting firm in accordance with generally accepted accounting principles.

       After the Joint Venture's liquidation, Partners shall make adjustments among them, if applicable, and give themselves mutual discharge.

6.00   GENERAL PROVISIONS

       Unless otherwise stated in this Agreement, the following provisions apply.

       6.01 "FORCE MAJEURE": Neither party shall be considered in default of this Agreement if the fulfillment of all or part of its obligations are delayed or prevented due to "force majeure". "Force majeure" is an external unforeseeable and irresistible event, making it absolutely impossible to fulfill an obligation.

       6.02 SEVERABILITY: If any section, paragraph, or provision (in all or in part) in this Agreement is held invalid or unenforceable, it shall not, in any way, have any effect on any other section, paragraph or provision in this Agreement, nor on the remaining section, paragraph, or provision unless otherwise clearly provided for under this Agreement.

       6.03 NOTICES: Any notice intended for any one party is deemed to be validly given if it is done in writing and sent by registered or certified mail, by bailiff or by courier service to such party's address as stated in this Agreement, or to any other address that the concerned party may have notified in writing to the other party.

       6.04 HEADINGS: The headings in this Agreement are used only for reference and convenience purposes; they do not modify in any manner the significance or the object of the provisions they designate.

       6.05 SCHEDULES: Whenever the Schedules of this Agreement are duly initialed by all Parties, they are considered as an integral part of this Agreement.

       6.06 NON-WAIVER: The apathy, negligence or tardiness of a party to use a right or a recourse provided for under this Agreement shall not, in any case, be considered as a renunciation to such right or recourse.

       6.07 CUMULATIVE RIGHTS: All rights mentioned in this Agreement are cumulative and non-alternative. The waiving of a right shall not be interpreted as waiving any other right.

       6.08 ENTIRE AGREEMENT: This Agreement constitutes the entire agreement entered into between the Parties. Declarations, representations, promises or conditions other than those stated in this Agreement cannot be construed in any way as to contradict, modify or affect the provisions of this Agreement.

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       6.09    AMENDMENT:  This Agreement cannot be amended or modified except by another written document duly signed by all Parties.

       6.10 GENDER AND NUMBER: Where appropriate the singular number set forth in this Agreement shall be interpreted as plural and the gender as masculine, feminine or neuter, as the context dictates.

       6.11 NON-TRANSFER: Neither of the Parties shall assign, transfer nor convey, in any way, his rights in this Agreement to any third party without first obtaining the written consent of the other.

       6.12 COMPUTATION OF TIME: In all computations of time periods under this Agreement:

       a) the first day of the period shall not be taken into account, but the last one shall be;

       b) the non-juridical days i.e. Saturdays, Sundays and public holidays shall be taken into account;

       c) whenever the last day is a non-juridical one, the period shall be extended to the next juridical day.

       6.13 CURRENCY: The currency used for purposes of this Agreement shall be in Canadian Dollars.

       6.14 GOVERNING LAW: This Agreement shall be construed and enforced in accordance with the laws in force in the Province of Ontario.

       6.15    ELECTION OF DOMICILE:  The Parties agree to elect domicile in the
       judicial district of .      Toronto in the Province of Ontario for the
       hearing of any claim arising from the interpretation, application, completion, term, validity and effects of this Agreement.

       6.16 NUMEROUS COPIES: Each copy of this Agreement is considered as an original whenever duly initialed and signed by all Parties, it being understood however that all of these copies refer to the one and same Agreement.

       6.17 SUCCESSORS: This Agreement shall be binding upon and inure to the benefit of each of the Parties and their respective successors, heirs and assigns.

       6.18 JOINT AND SEVERAL LIABILITY: Whenever one of the Parties is constituted of two or more persons, these persons are jointly and severally obligated and liable towards the other party.

       6.19 ELAPSED TIME: Whenever one of the Parties fails to fulfill an obligation under this Agreement within a limited period of time, the mere lapse of time passing by shall constitute a formal notice of default to the said party.

7.00   COMING INTO FORCE

       This Agreement comes into force on March 19, 1998.

8.00   TERM

       This Agreement shall be in force until its full execution by the Partners, subject to section 9.00 of this Agreement.

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9.00   TERMINATION

       This Agreement shall terminate:

       a)      upon a written agreement between the Parties;

       b)      if the Client does not retain the Joint Venture's tender;

       c) after the Project is completed and final account is rendered to the Board;

       d)      in any case mentioned in Section 4.33 of this Agreement.

       At its termination, the Partners shall cease using their powers to act under this Agreement, except for any measure that is necessary for current operations.

10.00  ACKNOWLEDGEMENT BY THE PARTIES

       THE PARTIES HEREBY ACKNOWLEDGE THAT:

       A) PRIOR TO THE DRAFTING OF THIS AGREEMENT, DUE NEGOTIATIONS HAVE TAKEN PLACE BETWEEN THEM;

       B) THIS AGREEMENT TRULY AND COMPLETELY DEFINES THE AGREEMENT REACHED BETWEEN THEM;

       C)      ALL AND EACH ONE OF THE SECTIONS IN THIS AGREEMENT ARE LEGIBLE;

       D) THE UNDERSTANDING OF THE AFORESAID SECTIONS CAUSES NO DIFFICULTY WHATSOEVER;

       E) BEFORE SIGNING THIS AGREEMENT, EACH PARTY HAD THE OPPORTUNITY TO CONSULT A LEGAL ADVISER;

       F) EACH PARTY HAS RETAINED A COPY OF THIS AGREEMENT, IMMEDIATELY AFTER THE SIGNING OF IT BY ALL PARTIES.

               SIGNED AT TORONTO ON THE 30TH DAY OF OCTOBER 1998.


IT STAFFING LTD.                   GREAT LAKES RESEARCH AND DEVELOPMENT LTD.



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